Exhibit 1
Agreement of Joint Filing
     Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement.
Dated: May 7, 2006

Camden Partners Limited Partnership

By:	Camden Partners Capital Management, LLC,
its general partner

/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: Member

Camden Partners II Limited Partnership

By:	Camden Partners Capital Management, LLC,
its general partner

/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: Member

Camden Partners Capital Management, LLC

/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: Member

David L. Warnock

/s/ Donald W. Hughes, Attorney-in-Fact

Richard M. Johnston

/s/ Donald W. Hughes, Attorney-in-Fact

Richard M. Berkeley

/s/ Donald W. Hughes, Attorney-in-Fact

Donald W. Hughes

/s/ Donald W. Hughes

Shane H. Kim

/s/ Donald W. Hughes, Attorney-in-Fact